EXHIBIT 15




May 11, 1995




Securities and Exchange Commission
500 North Capital Street
Washington, D.C.  20459

RE: The Upjohn Company
    Registration on Form 10-Q

We are aware that our report dated April 17, 1995, on our review of interim financial information of The Upjohn Company and Subsidiaries for the three-month period ended March 31, 1995 and 1994, included in this Form 10-Q is incorporated by reference in the Company's prospectus in Form S-3 Registration Statement (No. 33-31641), the prospectus in Form S-3 Registration Statement (No. 33-42210), the prospectus in Form S-3 Registration Statement (No. 33-60304), the prospectus in Form S-8 Registration Statement (No. 33-14461), as amended and supplemented; in the Form S-8 Registration Statement (No. 33-15021); and in Form S-8 Registration Statement (No. 33-51659). Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.

Very truly yours,



COOPERS & LYBRAND L.L.P.